UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2020
First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (608) 238-8008
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FBIZ	The Nasdaq Stock Market LLC

Item 2.02. Results of Operations and Financial Condition.

On July 23, 2020, First Business Financial Services, Inc. (the “Company”) announced its earnings for the quarter ended June 30, 2020. A copy of the Company’s press release containing this information is being “furnished” as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 17, 2020, Peggy J. Stebbins submitted her resignation as Chief Accounting Officer and Controller and Principal Accounting Officer from First Business Financial Services, Inc. (the “Company”). She has accepted an opportunity as a chief financial officer of another financial institution after serving with the Company since 2016. Ms. Stebbins will continue to serve until the effective date of her resignation on August 13, 2020. Ms. Stebbins’ resignation is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure or internal controls.

On July 23, 2020, the Company’s Board of Directors appointed Brian D. Spielmann, the Company’s Director of Finance, as the Company’s Chief Accounting Officer and Principal Accounting Officer effective as of the date of Ms. Stebbins’ resignation.

Mr. Spielmann, age 37, joined the Company in 2006 as a Financial Accountant. Since then, he has held management roles in Finance with increasing responsibility, including Financial Reporting Manager, Director of Financial Planning & Analysis and in his most current position as the Company’s Director of Finance since 2019. He received a Master of Business Administration from Edgewood College and a BS in Accounting from Bradley University. He is a graduate of the ABA Stonier Graduate School of Banking and is a Certified Public Accountant.

There have been no transactions and there are no currently proposed transactions to which the Company was or is a participant and in which Mr. Spielmann had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K. Further, Mr. Spielmann is not related to any member of the Board or any executive officer of the Company.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is being “furnished” as part of this Current Report on Form 8-K:

99.1	Press release of the registrant dated July 23, 2020, containing financial information for its quarter ended June 30, 2020.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 23, 2020	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ Edward G. Sloane, Jr.
	Name:	Edward G. Sloane, Jr.
	Title:	Chief Financial Officer